Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO RULES 13a-14(a) AND 15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, Howard R. Levine, certify that:

1.	I have reviewed this Report on Form 10-K/A (Amendment No. 1) of Family Dollar Stores, Inc.; and

2.
Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

Date: November 3, 2014

/s/ Howard R. Levine
Howard R. Levine
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)